EXECUTION VERSION

AMENDMENT NO. 2 TO THIRD AMENDED
AND RESTATED LOAN AGREEMENT

This Amendment No. 2 to Third Amended and Restated Loan Agreement, dated as of June 2, 2020 (the “Amendment”), is made by and among RCM Technologies, Inc., a Nevada corporation, and all of its subsidiaries (collectively, the “Borrowers”), Citizens Bank, N.A., a national banking association (as successor by merger to Citizens Bank of Pennsylvania), in its capacity as administrative agent and arranger (the “Agent”), and Citizens Bank, N.A., a national banking association (as successor by merger to Citizens Bank of Pennsylvania), as lender (the “Lender”).
BACKGROUND
A. The Agent, the Lender and the Borrowers, together with Programming Alternatives of Minnesota, Inc. (an entity which was dissolved as of January 18, 2019), made, executed and delivered a Third Amended and Restated Loan Agreement, dated as of August 9, 2018, as amended by that certain Amendment No. 1 to Third Amended and Restated Loan Agreement, dated as of October 18, 2019 (collectively, the “Original Loan Agreement”).

B. In connection with the Original Loan Agreement, the Borrowers and the Agent entered into a certain Amended and Restated Pledge and Security Agreement, dated August 9, 2018, pursuant to which the Borrowers granted to the Agent, for the benefit of the Lenders, a first priority security interest in the Collateral (as defined therein) (the “Original Pledge and Security Agreement”).

C. In connection with the Original Loan Agreement, the Borrowers executed and delivered a Tenth Amended and Restated Revolving Credit Note payable to the order of the Lender, dated August 9, 2018 (the “Existing Restated Credit Note”).

D. As security for (a) the punctual performance in full by the Borrowers of their obligations under the Loan Documents (as such term is defined in the Original Loan Agreement), (b) the punctual payment in full of all amounts owing or to be owing under any Loan Document, and (c) the punctual payment of any other amounts which at any time may be due and payable from the Borrowers to the Agent or the Lenders, in each case whether presently existing or hereafter arising (collectively, the “Secured Obligations”), the Borrowers have granted a security interest to the Agent, for the benefit of the Lenders, in the Collateral (as such term is defined in the Original Pledge and Security Agreement), pursuant to the terms and provisions of the Original Pledge and Security Agreement.

E. The Borrowers, the Agent and the Lender desire, subject to the terms and conditions set forth herein, to amend the Original Loan Agreement (the Original Loan Agreement, as amended by this Amendment, and as the same may be further amended, restated, modified and/or supplemented from time to time, being referred to as the “Loan Agreement”).

NOW, THEREFORE, in consideration of the mutual promises herein contained, and each intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Defined Terms.  Except as expressly defined herein, all terms used herein shall have the meanings ascribed to them in the Original Loan Agreement.  This Amendment is intended to amend the Original Loan Agreement, and the Original Loan Agreement shall be so amended, from and as of the date hereof.

2. Amendment to Section 1.1 of Original Loan Agreement.  Section 1.1 of the Original Loan Agreement is hereby amended to add the following definitions thereto in appropriate alphabetical order:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR or another rate based on SOFR) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment”  means, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to: (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate:
(1) a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate;
(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate or a governmental authority having jurisdiction over the Administrative Agent in effect announcing that the LIBOR Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th  day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication), and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrowers, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with the Section titled “Effect of Benchmark Transition Event” and (b) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to the Section titled “Effect of Benchmark Transition Event”.

 “Early Opt-in Election” means the occurrence of:
(1) (a) a determination by the Administrative Agent or (b) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrowers) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in the Section titled “Effect of Benchmark Transition Event”, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and
 (2) (a) the election by the Administrative Agent or (b) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrowers and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
 “Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“LIBOR Rate Loan” means a Loan (including a Daily LIBOR Rate Loan) bearing interest based on the Adjusted LIBOR Rate.
 “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
 “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
 “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
 “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
3. Amendment to Section 3.3 of Original Loan Agreement. Section 3.3 of the Original Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Section 3.3 General LIBOR Rate Provisions.

 (a) Interest; LIBOR Notification.   The interest rate on LIBOR Rate Loans is determined by reference to the LIBOR Rate, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate.  As a result, it is possible that, in the future, the London interbank offered rate may become unavailable or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Rate Loans.  In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.  In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 3.3(c), an alternative rate of interest may be selected and implemented in accordance with the mechanism contained in such Section 3.3(c).  The Administrative Agent will notify the Borrowers, pursuant to Section 3.3(c), in advance of any change to the reference rate upon which the interest rate on LIBOR Rate Loans is based.  However, the Administrative Agent does not warrant, nor accept responsibility for, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR Rate” or with respect to any comparable or successor rate thereto or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 3.3(c), will be similar to, or produce the same value or economic equivalence of, the LIBOR Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
(b) Temporary Unavailability of LIBOR Rate.  If prior to the commencement of any Interest Period for a LIBOR Borrowing or any request for a Daily LIBOR Rate Borrowing:
(i)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate or the LIBOR Rate, as applicable, for such Interest Period or ascertaining the Daily LIBOR Rate for a Daily LIBOR Rate Borrowing, as the case may be; or

(ii)
the Administrative Agent is advised by the Required Lenders that the Adjusted LIBOR Rate or the LIBOR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost of making or maintaining their Loans included in such Borrowing for such Interest Period or that the Daily LIBOR Rate will not adequately and fairly reflect the cost of making or maintaining of a Daily LIBOR Rate Borrowing;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective, (y) if any Request for Credit Extension requests a LIBOR Borrowing or a Daily LIBOR Rate Borrowing, such Borrowing shall be made as a Prime Rate Borrowing, and (z) notwithstanding anything to the contrary contained herein, each Daily LIBOR Rate Loan shall bear interest at the Prime Rate plus the Applicable Margin.

(c) Effect of Benchmark Transition Event.
(i)
Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 3.3(c) will occur prior to the applicable Benchmark Transition Start Date.

(ii)
Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)
Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period, provided that the failure to give such notice under this clause (iii) shall not affect the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.3(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.3(c).

(iv)
Benchmark Unavailability Period. Upon the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during such Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Prime Rate Loans. During any Benchmark Unavailability Period, (A) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended, and (B) any request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans shall be ineffective and will be deemed to have been a request for a Borrowing of or conversion to Prime Rate Loans.”

4. Amendment to Section 7.7(b) of Original Loan Agreement.  Section 7.7(b) of the Original Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(b) The Borrowers will not, and will not permit any of their respective Subsidiaries to: (i) declare or pay or make any forms of distribution to the holders of their respective Equity Interests, or their successors or assigns, other than (A) the Permitted Dividend, (B) the repurchase by RCM of 1,858,139 shares of RCM’s outstanding stock effective as of  June 2, 2020 (the “Permitted 2020 Stock Repurchase”), and (C) distributions constituting the repurchase of RCM’s outstanding stock, provided that from and after December 12, 2014, the total amount of such distributions (excluding the Permitted 2020 Stock Repurchase) shall not exceed $7,500,000.00, in the aggregate; (ii) make any prepayments on any existing or future Indebtedness for borrowed money to any Person without the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld; or (iii) hereafter borrow money other than from the Lenders hereunder, except (A) in connection with borrowed money giving rise to a Permitted Encumbrance under clause (o) of the definition of Permitted Encumbrance, (B) in connection with Permitted Acquisitions and Indebtedness evidenced by Sellers Notes subordinated on terms and conditions reasonably acceptable to the Administrative Agent, and (C) Indebtedness in the principal amount of $2,229,766.80 incurred by RCM in connection with the consummation of the Permitted 2020 Stock Repurchase so long as such Indebtedness is evidenced by documentation, and subordinated on terms and conditions, acceptable to the Administrative Agent in its sole discretion. Solely for purposes of this Section 7.7(b), any Earn-Out Obligation which may be required to be paid by a Borrower shall not be considered to be “borrowed money”.”

5. Amendment to Section 7.10(c) of Original Loan Agreement.  Section 7.10(c) of the Original Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(c) Consolidated Total Funded Debt to Consolidated EBITDA Ratio:

(i) After March 31, 2018, but on or prior to June 30, 2018, the Consolidated Total Funded Debt to Consolidated EBITDA Ratio shall at no time exceed 3.25 to 1.00.

(ii) After June 30, 2018, but on or prior to June 30, 2019, the Consolidated Total Funded Debt to Consolidated EBITDA Ratio shall at no time exceed 3.00 to 1.00.

(iii) After June 30, 2019, but on or prior to December 31, 2019, the Consolidated Total Funded Debt to Consolidated EBITDA Ratio shall at no time exceed 4.00 to 1.00.

(iv) After December 31, 2019 but on or prior to March 31, 2020, the Consolidated Total Funded Debt to Consolidated EBITDA Ratio shall at no time exceed 3.00 to 1.00.

(v)	After March 31, 2020 but on or prior to June 30, 2020, the Consolidated Total Funded Debt to Consolidated EBITDA Ratio shall at no time exceed 5.00 to 1.00.
(vi)	After June 30, 2020, but on or prior to September 30, 2020, the Consolidated Total Funded Debt to Consolidated EBITDA Ratio shall at no time exceed 3.75 to 1.00.
(vii)	After September 30, 2020, the Consolidated Total Funded Debt to Consolidated EBITDA Ratio shall at no time exceed 3.00 to 1.00.”
6. Addition of Section 7.10(d) to the Original Loan Agreement. The Original Loan Agreement is hereby amended to add a new Section 7.10(d) thereto which shall reads in its entirety as follows:

“(d) Modified Current Ratio: If as of any measurement date the Consolidated Total Funded Debt to Consolidated EBITDA Ratio is equal to or greater than 3.00 to 1.00:

(i)
The ratio of (A) 0.75 multiplied by the net book value of the Borrowers’ accounts receivable (as determined in accordance with GAAP), to (B) the Total Revolving Outstandings shall at no time after March 31, 2020 but prior to September 30, 2020 be less than 1.10 to 1.00; and

(ii)
The ratio of (A) 0.75 multiplied by the net book value of the Borrowers’ accounts receivable (as determined in accordance with GAAP), to (B) the Total Revolving Outstandings shall at no time on or after September 30, 2020 be less than 1.25 to 1.00.”

7. Amendment to Exhibit D to Original Loan Agreement.  Exhibit D attached to the Original Loan Agreement is hereby replaced, in its entirety, with the form of Compliance Certificate attached hereto as Schedule I.

8.  Removal of Co-Borrower.  The parties hereto hereby acknowledge that Programming Alternatives of Minnesota, Inc. was legally dissolved effective as of January 18, 2019.  As a result of such dissolution,  Programming Alternatives of Minnesota, Inc. has been removed as a co-borrower under the Loan Documents and the Original Loan Agreement and each other Loan Document are hereby amended so that any reference to “Borrower” contained therein shall no longer include Programming Alternatives of Minnesota, Inc. effective from and as of the date hereof.

9. Reaffirmation.  Pursuant to the terms of the Original Pledge and Security Agreement, the Borrowers have provided to the Agent, for the benefit of the Lenders, as security for the payment and performance of any and all of the Secured Obligations and the performance of all other obligations and covenants of Borrowers under the Original Loan Agreement, the Existing Restated Credit Note, and each other Loan Document, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by any Borrower to the Agent or the Lenders, a first priority, perfected security interest in the Collateral.  Each Borrower hereby ratifies and confirms the liens and security interests granted under Original Pledge and Security Agreement; and further ratifies and confirms, without condition, that (a) such liens and security interests shall secure the payment and performance of any and all of the Obligations and the performance of all other obligations and covenants of any Borrower under the Loan Agreement, the Existing Restated Credit Note, and each other Loan Document, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by any Borrower to the Agent or the Lenders, and (b) the perfected status and priority of such liens and security interests shall not be affected in any way by the amendments to the Original Loan Agreement set forth herein.  Each Borrower acknowledges that the outstanding principal amount of the Existing Restated Credit Note is due and owing without any claim, defense or set-off.

10. Representations and Warranties.  Each Borrower hereby confirms that the representations and warranties set forth in the Original Loan Agreement remain true and correct in all material respects.  Each Borrower also represents and warrants that (a) no Default or Event of Default is presently outstanding under any of the terms and conditions of the Original Loan Agreement; (b) each Borrower has full power and authority to execute, deliver, and perform its obligations under this Agreement and under any document or instrument executed in connection with this Agreement; (c) the execution, delivery, and performance of this Agreement and of any document or instrument executed in connection with this Agreement will not violate any provision of any existing law or regulation applicable to any Borrower, any provision of its governing organizational documents, any order or decree of any court, arbitrator or governmental authority, or any contractual undertaking to which it is a party or by which it may be bound; (d) no consents, licenses, approvals or authorizations of, exemptions by or registrations or filings with, any governmental authority are required with respect to this Agreement or any of the documents or instruments executed by a Borrower in connection herewith; and (e) this Agreement constitutes the legal valid and binding obligations of each Borrower, enforceable in accordance with its terms.  All representations, warranties and covenants of the Borrowers, whether hereunder, or contained in the Original Loan Agreement or the other Loan Documents, shall remain in full force and effect until all amounts due under the Original Loan Agreement, as amended herein, the Existing Restated Credit Note and each other Loan Document, are satisfied in full.

11. Complimentary Nature of Documents.  Except as modified by the terms hereof, all terms, provisions and conditions of the Original Loan Agreement and each other Loan Document are in full force and effect and are hereby incorporated by reference as if set forth herein.  This Amendment and the Original Loan Agreement shall be deemed as complementing and not restricting the Agent’s or the Lender’s rights hereunder or thereunder.  If there is any conflict or discrepancy between the provisions of this Amendment and any provision of the Original Loan Agreement, the terms and provisions of this Amendment shall control and prevail.

12. Effectiveness Conditions.  This Amendment shall be effective upon execution of this Amendment by all parties hereto.

13. Release of Claims.  In consideration of the benefits provided to the Borrowers under the terms and provisions hereof, each Borrower hereby agrees as follows ("General Release"):

(a) Each Borrower, for itself and on behalf of its successors and assigns, does hereby release, acquit and forever discharge the Agent and the Lender, all of their respective predecessors in interest, and all of their respective past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a "Released Claim" and collectively, the "Released Claims"), that any Borrower now has or may acquire as of the date that the Borrowers have executed and delivered this Amendment to the Agent (hereafter, the "Release Date"), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by the Agent or the Lender, or any of their respective predecessors in interest, to any Borrower, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

(b) Each Borrower hereby acknowledges, represents and warrants to the Agent and the Lender that it agrees to assume the risk of any and all unknown, unanticipated or misunderstood Released Claims which are released by the provisions of this General Release in favor of the Agent and the Lender, and each Borrower hereby waives and releases all rights and benefits which it might otherwise have under any state or local laws or statutes with regard to the release of such unknown, unanticipated or misunderstood Released Claims.

(c) Each person signing below on behalf of a Borrower acknowledges that he or she has read each of the provisions of this General Release.  Each such person fully understands that this General Release has important legal consequences, and each such person realizes that they are releasing any and all Released Claims that any Borrower may have as of the Release Date.  Each Borrower hereby acknowledges that it has had an opportunity to obtain an attorney’s advice concerning the legal consequences of each of the provisions of this General Release.

(d) Each Borrower hereby specifically acknowledges and agrees that:  (i) none of the provisions of this General Release shall be construed as or constitute an admission of any liability on the part of the Agent or the Lender; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General Release shall subject a Borrower to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

14. Counterparts; Electronic Signature.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed signature page counterpart hereof by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms,  deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require the Agent or the Lender to accept electronic signature counterparts in any form or format and (y) the Agent and the Lender reserve the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Agreement and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

15. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (except that a Borrower may not assign or transfer its rights hereunder), and no other parties shall be a beneficiary hereunder.

16. Miscellaneous.  This Amendment (a) shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania; and (b) may only be amended or modified pursuant to a writing signed by the parties hereto.  If any provision hereof is in conflict with any statute or rule of law of the Commonwealth of Pennsylvania or any other statute or rule of law of any other applicable jurisdiction or is otherwise unenforceable, such provisions shall be deemed null and void only to the extent of such conflict or unenforceability and shall be deemed separate from and shall not invalidate any other provision of this Agreement.

17. WAIVER OF JURY TRIAL.  EACH BORROWER HEREBY WAIVES ANY AND ALL RIGHTS WHICH IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST THE AGENT OR THE LENDER WITH RESPECT TO THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO.

18. Reimbursement of Costs.  The Borrowers hereby jointly and severally agree that they will pay, or cause to be paid or reimburse the Agent and the Lender for, all of costs and expenses incurred by them in connection with this Amendment, including without limitation the fees of their legal counsel.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, as of the 2nd day of June, 2020.

BORROWERS:	RCM TECHNOLOGIES, INC.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO
RCM TECHNOLOGIES (USA), INC.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO
RCMT DELAWARE, INC.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO
RCM TECHNOLOGIES CANADA CORP.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO
RCM EUROPE HOLDINGS, INC.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO

AGENT:	CITIZENS BANK, N.A., as Administrative Agent and Arranger
	By:	/s/ Lisa S. Williams
	Print Name:	Lisa S. Williams
	Title:	SVP
LENDERS:	CITIZENS BANK, N.A., as Lender
	By:	/s/ Lisa S. Williams
	Print Name:	Lisa S. Williams
	Title:	SVP

SCHEDULE I

See attached.

RCM Technologies, Inc. As Amended 05/___/2020
LOC Covenant Compliance
As of , 20

($ in thousands)

General Financial Data		Latest 12 months

Funded Debt
Cash on balance sheet as of last day of fiscal period
Determination of Actual EBITDA - Trailing Twelve Months ("LTM")
(i) Operating Income
(ii) Depreciation & Amortization
Add:	(ii) Non-Cash Charges, Equity Based Compensation
Add:	(iii) Net loss if any arising solely from Permitted Asset or Stock Sales (up to an amount, which when added to other net losses previously recognized does not exceed $5,000,000 in the aggregate)
Add:	Nonrecurring charges waiver

Actual EBITDA LTM

Acquired EBITDA LTM:
TKE

Total EBITDA LTM

7.10 (a) Fixed Charge Ratio

EBITDA LTM

Divided By LTM:
Interest Paid
Income Taxes Paid
Scheduled Principal Payments
Capex
Dividends Paid
Total

Actual Fixed Charge Ratio
	Minimum Fixed Charge Ratio		1.50 to 1.00

	Compliance	Yes_____	No_____

7.10 (b) Capital Expenditures

Actual Capex LTM
Purchase Money Financing
Total
	Maximum Capex		$5,000

	Compliance	Yes_____	No_____

7.10 (c) Total Funded Debt to EBITDA

Total Funded Debt
Cash on balance sheet as of last day of fiscal period,
Max $2M

EBITDA LTM

Actual Funded Debt (less cash on balance sheet up to maximum of $2,000) to EBITDA
Maximum Funded Debt to EBITDA

	Compliance	Yes_____	No_____
7.10 (d) Modified Current Ratio

Total Net Accounts Receivable
0.75 times Total Net Accounts Receivable

Total Revolving Outstandings

Actual Current Ratio
Minimum Current Ratio Required

	Compliance	Yes_____	No_____